Exhibit 8.1

January 3, 2012

American Tower Corporation

116 Huntington Avenue, 11th Floor

Boston, MA 02116

Ladies and Gentlemen:

The following opinion is furnished to American Tower Corporation, a Delaware corporation (the “Company”), and this letter is to be filed as Exhibit 8.1 to post-effective amendment No. 1 to the Company’s registration statement on Form S-3 (File No. 333-166805), filed on or about January 3, 2012 (including the prospectus forming a part thereof, the “Registration Statement”) with the Securities and Exchange Commission (the “SEC”) under the Securities Act of 1933, as amended (the “Act”).

We have acted as tax counsel for the Company in connection with the preparation of the Registration Statement, and we have reviewed originals or copies of such corporate records, such certificates and statements of officers of the Company and of public officials, and such other documents as we have considered relevant and necessary in order to furnish the opinion hereinafter set forth. In doing so, we have assumed the genuineness of all signatures, the legal capacity of natural persons, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as copies, and the authenticity of the originals of such documents. Specifically, and without limiting the generality of the foregoing, we have reviewed: (i) the Company’s restated certificate of incorporation, (ii) the Company’s amended and restated By-Laws, and (iii) the Registration Statement.

The opinion set forth below is based upon the Internal Revenue Code of 1986, as amended (the “Code”), the Treasury Regulations issued thereunder, published administrative interpretations thereof, and judicial decisions with respect thereto, all as of the date hereof (collectively, “Tax Laws”). No assurance can be given that Tax Laws will not change. In preparing the discussions with respect to Tax Laws matters in the section of the Registration Statement captioned “Federal Income Tax Considerations Related to Our Qualification and Taxation as a REIT”, we have made certain assumptions therein and expressed certain conditions and qualifications therein, all of which assumptions, conditions and qualifications are

January 3, 2012

incorporated herein by reference. With respect to all questions of fact on which our opinion is based, we have assumed the initial and continuing truth, accuracy and completeness of: (i) the information set forth in the Registration Statement and in the exhibits thereto and in the documents incorporated therein by reference; and (ii) representations made to us by officers of the Company or contained in the Registration Statement and in the exhibits thereto and in the documents incorporated therein by reference, in each such instance without regard to qualifications such as “to the best knowledge of” or “in the belief of”. We have not independently verified such information.

We have relied upon, but not independently verified, the foregoing assumptions. If any of the foregoing assumptions are inaccurate or incomplete for any reason, or if the transactions described in the Registration Statement, or the exhibits thereto or the documents incorporated therein by reference have been consummated in a manner that is inconsistent with the manner contemplated therein, our opinion as expressed below may be adversely affected and may not be relied upon.

Based upon and subject to the foregoing: (A) we are of the opinion that the discussions with respect to Tax Laws matters in the section of the Registration Statement captioned “Federal Income Tax Considerations Related to Our Qualification and Taxation as a REIT”, in all material respects are, subject to the limitations set forth therein, the material Tax Laws consequences of the Company’s qualification and taxation as a real estate investment trust under sections 856-860 of the Code, and (B) we hereby confirm that the opinions of counsel referred to in that section represent our opinions on the subject matter thereof.

Our opinion above is limited to the matters specifically covered hereby, and we have not been asked to address, nor have we addressed, any other matters or any other transactions. Further, we disclaim any undertaking to advise you of any subsequent changes of the matters stated, represented or assumed herein or any subsequent changes in Tax Laws.

This opinion is rendered to you in connection with the filing of the Registration Statement. This opinion may not be relied upon for any other purpose, or furnished to, quoted or relied upon by any other person, firm or corporation for any purpose, without our prior written consent, except that (A) this opinion may be furnished or quoted to judicial or regulatory authorities having jurisdiction over you, and (B) this opinion may be relied upon by purchasers and holders of the Company’s securities registered under the Registration Statement currently entitled to rely on it pursuant to applicable provisions of federal securities law. Purchasers and holders of the Company’s securities are urged to consult their own tax advisors or counsel, particularly with respect to their particular tax consequences of acquiring, holding, and disposing of the Company’s securities, which may vary for investors in different tax situations. We hereby consent to the filing of a copy of this letter as an exhibit to the Registration Statement and to the references to our firm in the Registration Statement. In giving such consent, we do not thereby admit that we come within the category of persons whose consent is required under Section 7 of the Act or under the rules and regulations of the SEC promulgated thereunder.

Very truly yours,

/s/ Sullivan & Worcester LLP

SULLIVAN & WORCESTER LLP